Exhibit 21

TCF FINANCIAL CORPORATION

Subsidiaries of Registrant

(As of December 31, 2004)

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business

TCF Insurance Agency, Inc.	Minnesota	TCF Insurance Agency, Inc. TCF Insurance

TCF Investments, Inc.	Minnesota	TCF Investments, Inc.

TCF Foundation	Minnesota	TCF Foundation

TCF Mortgage Corporation	Minnesota	TCF Mortgage Corporation

TCF Management Corporation	Minnesota	TCF Management Corporation

TCF Agency, Inc.	Minnesota	TCF Agency Minnesota, Inc. TCF Insurance Agency Minnesota, Inc. (UT)

TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.

Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation

TCF Leasing, Inc.		TCF Leasing, Inc. TCF Express Leasing VGM Financial Services

TCF National Bank	United States

Great Lakes National Bank Michigan
TCF Home Loans
TCF National Bank – Minnesota
TCF National Bank – Michigan
TCF National Bank – Illinois
TCF National Bank – Wisconsin
TCF National Bank – Lakeshore
TCF National Bank – Colorado

Service Corporation II	Michigan	Service Corporation II

Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC

TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.

TCF Investment Holdings III, Inc.	Minnesota	TCF Investment Holdings III, Inc.

TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC